EXHIBIT 99.1

NEWS	Contact:	Clay Williams (713) 346-7606

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO TO APPEAL DECISION OF NORWEGIAN COMPETITION AUTHORITY

HOUSTON, TX, June 24, 05 — National Oilwell Varco, Inc. (NYSE: NOV) announced today that the Norwegian Competition Authority (NCA) has issued a formal objection to the merger of National-Oilwell, Inc. and Varco International, Inc. with respect to the Company’s Norwegian businesses, unless the Company divests certain Norwegian subsidiaries owned by National Oilwell prior to the merger, which conduct business related to the sale and maintenance of drilling equipment.

The merger between National Oilwell and Varco was completed on March 11, 2005, and, except for the NCA approval, all regulatory approvals, including approval from the Antitrust Division of the United States Department of Justice, have been granted.

National Oilwell Varco strongly disagrees with the assessments made by the NCA and will promptly appeal this decision, which impacts only our Norwegian operations. The Company believes that the merger is in the best interests of all of our customers and employees, including those in Norway, and that it can resolve matters with the relevant Norwegian government authorities without any material impact on the business or operations of the Company.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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